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                                                                     EXHIBIT 4.8

                             1999 STOCK OPTION PLAN
                                       OF
                                LEARN2.COM, INC.
                            .........................

1. PURPOSE OF THE PLAN

                  The purpose of the Learn2.com, Inc. 1999 Stock Option Plan (the "Plan") is to further the interests of Learn2.com, Inc., a Delaware corporation (the "Company"), and its stockholders by providing long-term incentives to those officers and key employees of the Company and its Subsidiaries, if any, who are largely responsible for the management, growth and protection of the business of the Company and its Subsidiaries by granting them options to acquire the common stock, par value $.01 per share (the "Common Stock"), of the Company.

2. DEFINITIONS

                  For purposes of the Plan, the following terms shall be defined as set forth below:

         a. "Change of Control" shall mean that (i) any "person" (as such term is defined within the meaning of Section 13(d)(3) of the Securities Exchange Act of 1934, as amended (the "Exchange Act")), other than any person who as of the date hereof beneficially owns (as defined in Rule 13d-3 of the Exchange Act) directly or indirectly 10% or more of the Company's outstanding Common Stock or as of the date hereof is on, or has designated a member of, the Board of Directors of the Company (the "Board"), becomes a beneficial owner directly or indirectly of securities of the Company representing in excess of fifty percent (50%) of the Company's then outstanding securities having the right to vote for the election of directors, (ii) the Company shall have consummated the sale of all or substantially all of the assets of the Company, (iii) the stockholders of the Company approve a merger or consolidation of the Company with any other corporation (or other entity), other than a merger or consolidation which would result in the voting securities of the Company outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity) more than 50% of the voting power of the voting securities of the Company or such surviving entity outstanding immediately after such merger or consolidation; (iv) the stockholders of the Company approve a plan of complete liquidation of the Company; or (v) the following individuals cease for any reason to constitute a majority of the number of directors then serving: individuals who, on the date hereof, constitute the Board and any new director (other than a director whose initial assumption of office is in connection with an actual or threatened election contest, including but not limited to a consent solicitation, relating to the election of directors of the Company) whose appointment or election by the Board or nomination for election by the Company's stockholders was approved or recommended by a vote of at least two-thirds (2/3) of the directors then still in office who either were directors on the date hereof or whose appointment, election or nomination for election was previously so approved or recommended.

         b. "Code" means the Internal Revenue Code of 1986, as amended.

         c. A "Continuing Director" means, as of any date of determination, any member of the Board of the Company who (i) was a member of such Board on the effective date of the Plan or (ii) was nominated for election or elected to such Board with the affirmative vote of a majority of the continuing directors who were members of such Board at the time of such nomination or election.

         d. "Fair Market Value" means, with the fair market value of Common Stock determined by such methods or procedures as shall be established from time to time by the Committee in good faith and in accordance with applicable law. Unless otherwise determined by the Committee, the Fair Market Value of Common Stock shall mean the mean of the high and

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low sales prices of Common Stock on the relevant date as reported on the stock exchange or market on which the Common Stock is primarily traded, or if no sale is made on such date, then the Fair Market Value is the weighted average of the mean of the high and low sales prices of the Common Stock on the next preceding day and the next succeeding day on which such sales were made, as reported on the stock exchange or market on which the Common Stock is primarily traded.

         e. "ISO" means any Option designated as an incentive stock option within the meaning of Section 422 of the Code.

         f. "Option" means a right granted to a Participant (as defined below) pursuant to Section 6(b) to purchase Common Stock at a specified price during specified time periods. An Option may be either an ISO or a nonstatutory Option (an Option not designated as an ISO).

         g. "Option Agreement" shall mean the written agreement, instrument or document evidencing an Option.

         h. "Subsidiary" shall mean any subsidiary corporation (within the meaning of Section 424(f) of the Code) of the Company.

3. ADMINISTRATION OF THE PLAN

                  The Plan shall be administered by the Compensation Committee of the Board (the "Committee"). No member of the Committee while serving as such shall be eligible for participation in the Plan. Any action of the Committee in administering the Plan shall be final, conclusive and binding on all persons, including the Company, its Subsidiaries, employees, Participants, persons claiming rights from or through Participants and stockholders of the Company.

                  Subject to the provisions of the Plan, the Committee shall have full and final authority in its discretion (a) to select the officers and key employees who will receive Options pursuant to the Plan ("Participants"),
(b) to determine the number of shares of Common Stock for which an Option will be granted and the terms and conditions of any Option granted under the Plan (including, but not limited to, restrictions as to transferability or forfeiture, exercisability or settlement of an Option and waivers or accelerations thereof, and waivers of, or modifications to, performance conditions relating to an Option, based in each case on such considerations as the Committee shall determine) and all other matters to be determined in connection with an Option; (c) to correct any defect or supply any omission or reconcile any inconsistency in the Plan, and to adopt, amend and rescind such rules and regulations as, in its opinion, may be advisable in the administration of the Plan; and (d) to make all other determinations as it may deem necessary or advisable for the administration of the Plan. The Committee may delegate to officers or managers of the Company or any Subsidiary or to unaffiliated service providers the authority, subject to such terms as the Committee shall determine, to perform administrative functions and to perform such other functions as the Committee may determine, to the extent permitted under Rule 16b-3 of the Exchange Act, Section 162(m) of the Code and applicable law.

4. PARTICIPATION IN THE PLAN

                  Participants in the Plan shall be selected by the Committee from among the officers and key employees of the Company and its Subsidiaries.

5. PLAN LIMITATIONS; SHARES SUBJECT TO THE PLAN

                  Subject to the provisions of Section 8(a) hereof, the aggregate number of shares of Common Stock, available for issuance as Options under the Plan shall not exceed 5,000,000 shares.

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                  No Option may be granted if the number of shares to which such
Option relates, when added to the number of shares previously issued under the Plan and the number of shares which may then be acquired pursuant to other outstanding, unexercised Options, exceeds the number of shares available for issuance pursuant to the Plan. If any shares subject to an Option are forfeited or such Option is settled in cash or otherwise terminates for any reason whatsoever without an actual distribution of shares to the Participant, any shares counted against the number of shares available for issuance pursuant to the Plan with respect to such Option shall, to the extent of any such forfeiture, settlement, or termination, again be available for Options under the Plan; provided, however, that the Committee may adopt procedures for the counting of shares relating to any Option to ensure appropriate counting, avoid double counting, and provide for adjustments in any case in which the number of shares actually distributed differs from the number of shares previously counted in connection with such Option.

                  The maximum number of shares of Common Stock which may be granted as Options to any Participant in any calendar year shall not exceed 1,000,000 shares.

6. OPTION TERMS AND CONDITIONS

         a. GENERAL. Options may be granted on the terms and conditions set forth in this Section 6. In addition, the Committee may impose on any Option or the exercise thereof, at the date of grant or thereafter (subject to Section 8(a)), such additional terms and conditions, not inconsistent with the provisions of the Plan, as the Committee shall determine, including terms requiring forfeiture of Options in the event of termination of employment by the Participant; provided, however, that the Committee shall retain full power to accelerate or waive any such additional term or condition as it may have previously imposed. All Options shall be evidenced by an Option Agreement.

         b. OPTIONS. The Committee may grant Options to Participants on the following terms and conditions:

                  i. Exercise Price. The exercise price of each Option shall be determined by the Committee at the time the Option is granted, but (except as provided in Section 7(a)) the exercise price of any Option shall not be less than the Fair Market Value of the shares covered thereby at the time the Option is granted.

                  ii. Time and Method of Exercise. The Committee shall determine the time or times at which an Option may be exercised in whole or in part, whether the exercise price shall be paid in cash or by the surrender at Fair Market Value of Common Stock, or by any combination of cash and shares of Common Stock, including, without limitation, cash, Common Stock, other Options, or other property (including notes or other contractual obligations of Participants to make payment on a deferred basis, such as through "cashless exercise" arrangements, to the extent permitted by applicable law), and the methods by which Common Stock will be delivered or deemed to be delivered to Participants.

                  iii. Incentive Stock Options. The terms of any Option granted under the Plan as an ISO shall comply in all respects with the provisions of
Section 422 of the Code, including, but not limited to, the requirement that no ISO shall be granted more than ten years after the effective date of the Plan.

7. ADDITIONAL PROVISIONS APPLICABLE TO OPTIONS

         a. STAND-ALONE, ADDITIONAL, TANDEM, AND SUBSTITUTE OPTIONS. Options granted under the Plan may, in the discretion of the Committee, be granted either alone or in addition to, in tandem with, or in substitution for, any other Option granted under the Plan or any option or other incentive granted under any other plan of the Company or any Subsidiary, or any business entity acquired by the Company or any Subsidiary, or any other right of a Participant to receive payment from the Company or any Subsidiary. If an Option is granted in substitution for another Option, the Committee shall require the surrender of such other Option in consideration for the

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grant of the new Option. Options granted in addition to, or in tandem with, other Options may be granted either as of the same time as, or a different time from, the grant of such other Options. The per share exercise price of any
Option:

                  i. granted in substitution for an outstanding Option shall be not less than the lesser of (A) the Fair Market Value of a share of Common Stock at the date such substitute Option is granted or (B) such Fair Market Value at that date, reduced to reflect the Fair Market Value at that date of the Option required to be surrendered by the Participant as a condition to receipt of the substitute Option; or

                  ii. retroactively granted in tandem with an outstanding Option, shall not be less than the lesser of the Fair Market Value of a share of Common Stock at the date of grant of the later Option or at the date of grant of the earlier Option.

         b. EXCHANGE AND BUY OUT PROVISIONS. The Committee may at any time offer to exchange or buy out any previously granted Option for a payment in cash, Common Stock, other Options (subject to Section 7(a)), or other property based on such terms and conditions as the Committee shall determine and communicate to a Participant at the time that such offer is made.

         c. PERFORMANCE CONDITIONS. The right of a Participant to exercise any Option, and the timing thereof, may be subject to such performance conditions as may be specified by the Committee.

         d. TERM OF OPTIONS. The term of each Option shall, except as provided herein, be for such period as may be determined by the Committee; provided, however, that in no event shall the term of any ISO exceed a period of ten years from the date of its grant (or such shorter period as may be applicable under Section 422 of the Code).

         e. LOAN PROVISIONS. With the consent of the Committee, and subject at all times to laws and regulations and other binding obligations or provisions applicable to the Company, the Company may make, guarantee, or arrange for a loan or loans to a Participant with respect to the exercise of any Option or other payment in connection with any Option, including the payment by a Participant of any or all federal, state, or local income or other taxes due in connection with any Option. Subject to such limitations, the Committee shall have full authority to decide whether to make a loan or loans hereunder and to determine the amount, terms, and provisions of any such loan or loans, including the interest rate to be charged in respect of any such loan or loans, whether the loan or loans are to be with or without recourse against the borrower, the terms on which the loan is to be repaid and the conditions, if any, under which the loan or loans may be forgiven.

         f. CHANGE OF CONTROL. In the event of a Change of Control of the Company, all Options granted under the Plan that are still outstanding and not yet vested or exercisable shall become immediately 100% vested in each Participant, as of the first date that the definition of Change of Control has been fulfilled, and shall be exercisable for the remaining duration of the Option. All Options that are exercisable as of the effective date of the Change of Control will remain exercisable for the remaining duration of the Option.

8. ADJUSTMENTS UPON CHANGES IN CAPITALIZATION; ACCELERATION IN CERTAIN EVENTS

         In the event that the Committee shall determine that any stock dividend, recapitalization, forward split or reverse split, reorganization, merger, consolidation, spin-off, combination, repurchase or share exchange, or other similar corporate transaction or event, affects the Common Stock such that an adjustment is appropriate in order to prevent dilution or enlargement of the rights of Participants under the Plan, then the Committee shall, in such manner as it may deem equitable, adjust any or all of (i) the number and kind of shares of Common Stock which may thereafter be issued in connection with Options, (ii) the number and kind of shares of Common Stock issuable in respect of outstanding Options, (iii) the aggregate number and kind of shares of Common Stock available under the Plan, and (iv) the exercise price

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relating to any Option or, if deemed appropriate, make provision for a cash payment with respect to any outstanding Option; provided, however, in each case, that no adjustment shall be made which would cause the Plan to violate Section 422(b)(1) of the Code with respect to ISOs or would adversely affect the status of any Option as "performance-based compensation" under Section 162(m) of the Code.

9. GENERAL PROVISIONS

         a. CHANGES TO THE PLAN AND OPTIONS. The Board may amend, alter, suspend, discontinue, or terminate the Plan or the Committee's authority to grant Options under the Plan without the consent of the Company's stockholders or Participants, except that any such amendment, alteration, suspension, discontinuation, or termination shall be subject to the approval of the Company's stockholders within one year after such Board action if such stockholder approval is required by any federal or state law or regulation or the rules of any stock exchange or automated quotation system on which the Common Stock may then be listed or quoted, and the Board may otherwise, in its discretion, determine to submit other such changes to the Plan to the stockholders for approval; provided, however, that without the consent of an affected Participant, no amendment, alteration, suspension, discontinuation, or termination of the Plan may materially and adversely affect the rights of such Participant under any Option theretofore granted and any Option Agreement relating thereto. The Committee may waive any conditions or rights under, or amend, alter, suspend, discontinue, or terminate, any Option theretofore granted and any Option Agreement relating thereto; provided, however, that without the consent of an affected Participant, no such amendment, alteration, suspension, discontinuation, or termination of any Option may materially and adversely affect the rights of such Participant under such Option.

                  The foregoing notwithstanding, any performance condition specified in connection with an Option shall not be deemed a fixed contractual term, but shall remain subject to adjustment by the Committee, in its discretion at any time in view of the Committee's assessment of the Company's strategy, performance of comparable companies, and other circumstances, except to the extent that any such adjustment to a performance condition would adversely affect the status of any Option as "performance-based compensation" under
Section 162(m) of the Code.

                  Notwithstanding the foregoing, unless approved by the stockholders of the Company, no amendment will: (i) change the class of persons eligible to receive Options; (ii) materially increase the benefits accruing to Participants under the Plan, or (iii) increase the number of shares of Common Stock subject to the Plan.

         b. NO RIGHT TO OPTION OR EMPLOYMENT. No employee or other person shall have any claim or right to receive an Option under the Plan. Neither the Plan nor any action taken hereunder shall be construed as giving any employee any right to be retained in the employ of the Company or any Subsidiary.

         c. TAXES. The Company or any Subsidiary is authorized to withhold from any payment relating to the exercise of an Option under the Plan, including from any payroll or other payment to a Participant amounts of withholding and other taxes due in connection with any transaction involving an Option, and to take such other action as the Committee may deem advisable to enable the Company and Participants to satisfy obligations for the payment of withholding taxes and other tax obligations relating to any Option. This authority shall include authority to withhold or receive Common Stock or other property and to make cash payments in respect thereof in satisfaction of a Participant's tax obligations.

         d. LIMITS ON TRANSFERABILITY; BENEFICIARIES. No Option or other right or interest of a Participant under the Plan shall be pledged, encumbered, or hypothecated to, or in favor of, or subject to any lien, obligation, or liability of such Participants to, any party, other than the Company or any Subsidiary, or assigned or transferred by such Participant otherwise than by will or the laws of descent and distribution, and such Options and rights shall be exercisable during

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the lifetime of the Participant only by the Participant or his or her guardian or legal representative. Notwithstanding the foregoing, the Committee may, in its discretion, provide that Options (other than an Option which is an ISO) be transferable, without consideration, to immediate family members (I.E., children, grandchildren or spouse), to trusts for the benefit of such immediate family members and to partnerships in which such family members are the only partners. The Committee may attach to such transferability feature such terms and conditions as it deems advisable.

         e. NO RIGHTS TO OPTIONS; NO STOCKHOLDER RIGHTS. No Participant shall have any claim to be granted any Option under the Plan, and there is no obligation for uniformity of treatment of Participants. No Option shall confer on any Participant any of the rights of a stockholder of the Company unless and until Common Stock is duly issued or transferred to the Participant in accordance with the terms of the Option.

         f. DISCRETION. In exercising, or declining to exercise, any grant of authority or discretion hereunder, the Committee may consider or ignore such factors or circumstances and may accord such weight to such factors and circumstances as the Committee alone and in its sole judgment deems appropriate and without regard to the affect such exercise, or declining to exercise such grant of authority or discretion, would have upon the affected Participant, any other Participant, any employee, the Company, any Subsidiary, any stockholder or any other person.

         g. EFFECTIVE DATE. The effective date of the Plan is June 1, 1999.